Exhibit 99.1

NOW Solutions Enhances HRMS Software Solutions Through Strategic Alliance with Emerald Software Group

Fort Worth, TX, February 27, 2009 (PRNewswire)– NOW Solutions, Inc. (NOW Solutions) announced today its strategic alliance with Emerald Software Group (Emerald) whereby Now Solutions will offer Emerald’s AllegroHR products with Now Solutions’ emPath® Payroll/HRMS software solution.  AllegroHR consists of onboarding and offboarding software solutions as well as staff service request and personnel action notices applications.  Under the terms of the agreement, NOW Solutions may also distribute AllegroHR under a private label arrangement.

emPath® is a Web-based HRMS solution leveraging Microsoft® .NET technology that provides functional efficiency for the entire enterprise coupled with remarkable performance gains. Tightly integrating the organization's human resources functions, emPath® provides comprehensive administrative and workflow capabilities, as well as employee empowerment via employee and manager self-service, all delivered with zero client administration.

“NOW Solutions is very pleased to offer the Emerald Software solution to its existing customer base as well as to incorporate the Emerald solution in its new sales opportunities,” stated Laurent Tetard, Vice-President of Operations for Now Solutions.  “The Emerald software suite complements emPath®, Now Solutions’ HRMS and payroll product, and will make for a compelling offering when private labeled and combined with emPath® in its Software-as-a-Service solution.”

“To be aligned with NOW Solutions is a cornerstone of our strategy: partnering with the best products and technology ecosystems in the human capital management market,” commented Chuck Ros, President of Emerald Software Group.  “The NOW-Emerald Software partnership brings our joint customers an unparalleled suite of products and services.”

NOW Solutions' continued success can be attributed to the robust, Web-based features and flexibility of its products.  emPath® is an integrated HR payroll solution that provides a low total cost of ownership and a high return on investment while enabling users to improve decision-making capabilities.

Forward looking statements disclosure: This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which represent the Company's expectations or beliefs concerning future events. When used in this release, the words "expects," "plans," "anticipates," “indicates,” “believes,” “forecast,” “guidance,” “outlook,” "may," "will," "should," “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company's objectives, plans or goals are forward-looking statements. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. With the exception of historical information contained herein, the matters discussed in this press release involve risk and uncertainties. Actual results could differ materially from those expressed in any forward-looking statement.

About NOW Solutions, Inc.

NOW Solutions, Inc. is a pioneer among Human Resources Management System (HRMS) and payroll software and business solutions providers.  NOW Solutions provides the capabilities companies need to manage their ever-changing workplace in the face of today's complex requirements through its main product, emPath®, which consists of a fully secure web based HRMS suite as well as a Software-as-a-Service (SaaS) solution.  Recruiting, position control, benefits, absence and attendance tracking, employee reviews, career planning, payroll, employee/manager self-service and a powerful full-featured workflow engine to reduce or eliminate paper, are among the many features of emPath®. With the emPath® SaaS HRMS and payroll solution, clients can expect significant additional benefits—quicker provisioning, hardware and software setup and support, disaster recovery, increased scalability, reliability, security, and a smaller IT footprint for a company’s enterprise—all for a simple monthly fee. NOW Solutions is a respected business partner serving customers throughout the United States and Canada. NOW Solutions' presence can be found in industries including education, for-profit services, healthcare, high technology and communications, insurance, financial, manufacturing, natural resources, not-for-profit, public sector, retail, transportation, and utilities. NOW Solutions has offices in Fort Worth, Texas, Toronto, Canada, and Rio de Janeiro, Brazil to serve its customers. Information on NOW Solutions and its products can be obtained on the World Wide Web at www.nowsolutions.com

Contact:
NOW Solutions, Inc.
PRinfo@nowsolutions.com

About Emerald Software Group

Emerald Software Group, based in Alpharetta, Georgia, is a pioneer in applying true business process management technology to real business challenges, particularly those in workforce management. The company's AllegroHR Suite includes functions for paperless new employee onboarding, the industry's only employee lifecycle based materials requisitioning, personnel action notices, and a full suite of employment verification services.  The company’s website is www.emeraldsoftwaregroup.com.

SOURCE: Now Solutions, Inc.